Exhibit 10.13

AMENDMENT NO. 2 TO THE

MBIA INC.

KEY EMPLOYEE EMPLOYMENT PROTECTION PLAN

This Amendment No. 2 (this “Amendment”) is adopted as of February 22, 2010. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the KEEP Plan referred to below.

WHEREAS, MBIA Inc. (the “Company”) adopted a Key Employee Employment Protection Plan as of November 8, 2006, as amended as of February 27, 2007 (“KEEP Plan”);

WHEREAS, at the time the KEEP Plan was approved, the Company did not award timed based deferred cash awards, and the KEEP Plan is silent on the treatment of such awards;

WHEREAS, commencing in 2009 the Company began awarding timed based deferred cash awards, and the Company wishes to amend the KEEP Plan to explicitly provide for the treatment of such awards.

NOW, THEREFORE, the KEEP Plan is amended as follows:

1.	Definitions.

(a)	Section 2 of the Keep Plan is hereby amended by inserting the following Section 2(s) and re-designating existing subsections 2(s), 2(t) and 2(u) as subsections 2(t), 2(u) and 2(v), respectively:

(s)	“Time-Vesting Deferred Cash” means awards of cash which vest based solely on the passage of time.

2.	Obligations of the Company upon Termination.

(a)	Section 8(a) of the KEEP Plan is hereby amended by deleting the word “and” at the end of clause (ii) and adding the following clauses (iv) and (v):

, (iv) any and all awards of Time-Vesting Deferred Cash made in 2009 held by the Participant at the Date of Termination, and (v) to the extent so provided by the terms of the award, any and all awards of Time-Vesting Deferred Cash made in 2010 or thereafter held by the Participant at the Date of Termination

(b)	Section 8(c) of the KEEP Plan is amended by inserting the following clause (viii):

(viii) Time-Vesting Deferred Cash Awards. Any and all awards of Time-Vesting Deferred Cash made in 2009 held by the Participant at the Date of Termination shall immediately become fully vested and payable. Any and all awards of Time-Vesting Deferred Cash made in 2010 or thereafter held by the Participant at the Date of Termination shall, to the extent so provided by the terms of the award, immediately become fully vested and shall be payable on the same date on which such award was otherwise payable at the time the award was made.

3.	Other Terms and Conditions. All other terms and conditions of the KEEP Plan shall remain unchanged.

4.	Headings. The headings of this Amendment are not part of the provisions hereof and shall have no force or effect.

[Remainder of Page Intentionally Left Blank]

MBIA Inc.

/s/ Joseph W. Brown
By: Joseph W. Brown
Title: CEO

MBIA Inc. Key Employee Employment Protection Plan Amendment No. 2 Signature Page